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                                                                     Exhibit 5.1

                                 (TEXTRON LOGO)

MICHAEL D. CAHN                                             40 Westminster St.
Senior Associate General Counsel - Securities               Providence, RI 02903
Textron Inc.                                                Tel: (401) 457-2231
                                                            Fax: (401) 457-3666
                                                            MCahn@textron.com

                                  March 5, 2004



Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903


Ladies and Gentlemen:

      I am Senior Associate General Counsel--Securities and Assistant
Secretary of Textron Inc., a Delaware corporation ("Textron"). As such, I have acted as Textron's counsel in connection with the Registration Statement on Form S-3 (including any amendments thereto, the "Registration Statement") filed by Textron with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") of the following securities of Textron having an aggregate initial public offering price of up to U.S. $2,000,000,000 or the equivalent thereof in any other currency or currency unit:
(a) shares of common stock, par value $.125 per share (the "Common Stock"); (b) shares of preferred stock, no par value (the "Preferred Stock"), in one or more series; or (c) senior or subordinated debt securities (the "Debt Securities" and, together with the Common Stock and the Preferred Stock, the "Securities"). The Debt Securities will be issued pursuant to the Indenture dated as of September 10, 1999 between The Bank of New York, as trustee (the "Trustee"), and Textron, in the form filed as Exhibit 4.4 to the Registration Statement (including the terms of the Securities set forth in a certificate dated the date hereof delivered pursuant to Section 3.1 thereof, the "Indenture").

      I have reviewed the Registration Statement, Textron's Restated Certificate of Incorporation and By-laws and the Indenture and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied myself as to such other matters, as I have considered relevant or necessary as a basis for this opinion. In such review, I have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to me as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

      On the basis of the assumptions and subject to the qualifications and limitations set forth herein, I am of the opinion that:

1. With respect to any shares of the Common Stock, when the Board of Directors of Textron or a duly authorized committee of such Board (such Board of Directors or committee, the "Board") has taken all necessary corporate action to approve the issuance and establish the terms of the offering of such shares and related matters and when such shares have been issued and sold by Textron in the
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      manner contemplated by the Registration Statement and in accordance with such action of the Board, such shares (including any shares of the Common Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to any shares of any particular series of the Preferred Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of such series, the offering of such shares and related matters, including the filing of a certificate of designations conforming to the Delaware General Corporation Law with respect to such series with the Secretary of State of the State of Delaware, and when such shares have been issued and sold by Textron in the manner contemplated by the Registration Statement and in accordance with such action of the Board, such shares (including any shares of a series of the Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to any of the Debt Securities, when (a) the Board (or its designee duly authorized by the Board) has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (b) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and (c) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will constitute the valid and legally binding obligations of Textron, enforceable against Textron in accordance with their terms.

      The matters set forth in paragraphs 1 through 3 above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith and fair dealing.

      With respect to paragraphs 1 through 3 above, I have assumed that, with respect to any of the Securities, (a) at or prior to the time of the delivery of such Securities, the Registration Statement, including any amendments thereto (including post-effective amendments), will have been declared effective by the Commission under the Securities Act and a Prospectus Supplement relating to the offer and sale of such Securities to the Prospectus forming a part of the Registration Statement will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act, (b) the Board shall not have rescinded or otherwise modified the authorization of such Securities and (c) neither the establishment of any terms of such Securities after the date hereof nor the issuance and delivery of, or the performance of Textron's obligations under, such Securities will require any Governmental Approval or Governmental Registration (each as defined below) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which Textron or any of its subsidiaries is a party or by which Textron or any of its subsidiaries or any of their respective properties may be bound, (ii) any Governmental Approval or Governmental Registration that may be applicable to Textron or any of its subsidiaries or any of their respective properties, (iii) any order, decision, judgment or decree that



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may be applicable to Textron or any of its subsidiaries or any of their respective properties or (iv) any applicable law (other than the law of the States of New York and Rhode Island and the Delaware General Corporation Law as of the date hereof). As used in this paragraph, "Governmental Approval" means any authorization, consent, approval, license or exemption (or the like) of or from any governmental unit and "Governmental Registration" means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.

      I am admitted to the bar in the States of New York and Rhode Island. This opinion is limited to the law of such States and the Delaware General Corporation Law (including its statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), in each case as in effect on the date hereof.

      I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,

                                /s/ Michael D. Cahn

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